EXHIBIT 10.5

CONSULTANCY AGREEMENT

THIS CONSULTANCY AGREEMENT (the "**Agreement**") is effective as of March 1, 2005, by and between Shelron Group, Inc., a Delaware company, having its main place of business at 29 Broadway Street New York, NY 10006, USA ("**Shelron**") and Hull Services Inc., a company whose address, for the purpose of this Agreement, shall be Tfuzot Israel 7 (the "**Consultant**").

WHEREAS, Shelron desires to engage the Consultant and the Consultant desires to enter into such consultancy, on the terms and conditions hereinafter set forth (the "**Consultancy**"),

WHEREAS, the Consultant warrants and agreed that the Consultancy shall be rendered exclusively by Mr. Eliron Yaron (the "**Key Person**") and that such involvement is an inducement to Shelron entering into this Agreement and a material term hereof,

WHEREAS, the Key Person shall act and perform as Shelron's Chairman,

NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, the parties agree as a follows:

1. **Consultancy**

1.1. The Consultant shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in similar capacity.

1.2. The Consultant agrees to devote his total attention and his full time to the business and affairs of Shelron as required to fulfill the responsibilities assigned to the Employee hereunder.

1.3. The Consultant shall perform his duties to the best of his ability and shall use his best efforts to further the interests of Shelron.

2. **Compensation and Benefits**

2.1. During the term of this Agreement, the Consultant shall be entitled to receive an annual fee set forth in Exhibit A (the "Base Fee") paid in monthly installments in accordance with Shelron's normal pay practice.

2.2. The Consultant acknowledges that his consultancy under this Agreement is such that it does not allow for the compliance with strict working hours, and therefore he shall not be entitled to any additional payments.

3. **Non-Competition/Confidentiality/Inventions**

Each of the Consultant and the Key Person shall be bound by the provisions of **Exhibit B** attached hereto.

4. Term and Termination

The parties acknowledge that the consultancy under this Agreement is consultancy at will, which shall commence on the date set forth in Exhibit A (the Commencement Date") for a period of one (1) year thereafter (the "Initial Term"). At the end of the Initial Term, this Agreement shall be renewed automatically for successive one (1) year periods, until either party gives the other notice a 180-day prior written notice of its intent to terminate this Agreement, in which case the employment shall terminate at the end of such notice period.

5. Miscellaneous

5.1. Notices. All notices under this Agreement, for any purpose whatsoever, shall be in writing and delivered by electronic mail, or by facsimile transmittal, receipt acknowledged. The parties will be entitled to send back up notices by overnight courier service, in which case, notices shall be deemed delivered the day following the day on which notice was given. For purposes of this Section, notices shall be addressed according to the details provided above and shall be deemed delivered on the day which delivery was made.

5.2. Modification, Waiver. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification or discharged is agreed to in writing and signed by both parties. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provisions of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

5.3. Severability. To the extent that any of the agreements set forth herein, or any word, phrase, clause, or sentence thereof are found to be illegal or unenforceable for any reason, such agreement, word, clause, phrase or sentence will be enforced to the maximum extent possible, and any unenforceable portion will be modified or deleted automatically in such a manner so as to make the agreement as modified legal and enforceable under applicable laws, and the balance of the agreements or parts thereof will not be affected thereby, the balance being construed as severable and independent.

5.4. Entire Agreement. This Agreement and the Exhibits hereto represents the entire agreement between Employee and Shelron with respect to the subject matter hereof, superseding all previous oral or written communications, representations or agreements between them with respect to such subject matter.

5.5. Governing Law. This agreement shall be governed by and construed and enforced in accordance with the laws of New York

IN WITNESS WHEREOF, the parties have executed this Agreement, as of the day and year first above written.

Shelron Group Inc.

By: /s/ Eliron Yaron

Name: Eliron Yaron

Title: Chairman

Hull Services Inc.

By: /s/ Eliron Yaron

Name: Eliron Yaron

Title: Manager

EXHIBIT A

1. Title	Chairman
2. Reporting to	Board of Directors
3. Commencement Date	March 1, 2005
4. Base Fee	$156,000 a year in installments of $3,000 a week
5. Social Benefits	None
6. Vacation	The Employee shall be entitled to an annual vacation of 20 working days on account of his contribution to Shelron. The Employee shall coordinate the dates of his vacation with Shelron, and shall take into consideration Shelron's needs.
7. Sick Leave and Recuperation Payments	None
8. Taxes	Except as otherwise specified herein, all taxes arising out of the grant, use or exercise of any of the above, shall be borne by the Employee, who acknowledges that such taxes will be withheld from the Base Salary as required by law.

Shelron Group Inc.

By: /s/ Eliron Yaron

Name: Eliron Yaron

Title: Chairman

Hull Services Inc.

By: /s/ Eliron Yaron

Name: Eliron Yaron

Title: Manager

EXHIBIT B

NON-COMPETITION; CONFIDENTIALITY; INVENTIONS.

1. Non-Competition. Without the prior written consent of Shelron, neither the Consultant nor the Key Person shall, directly or indirectly, during the Consulting Period and for a period of one year after the Termination Date:

   1.1. for its/his own account or as an employee, officer, director, partner, joint venturer, shareholder, investor, consultant or otherwise (except as an investor in a corporation whose stock is publicly traded and in which Consultant or the Key Person holds less than 5% of the outstanding shares), render consulting services to any entity that directly or indirectly competes with Shelron, in connection with any product or service of Shelron that either exists, is publicly announced or is known by the Consultant to be under development during the Consulting Period, and shall include any products that may be derived from any existing product or service of, or products or services that the Consultant and/or the Key Person knows are being developed by Shelron during the Consulting Period;

   1.2. interfere with, disrupt or attempt to disrupt existing or any then existing relationship, contractual or otherwise, between Shelron and/or its affiliates and/or any of them and any of their customers, suppliers, consultants, subcontractors, clients, executives, employees or other persons with whom Shelron or its affiliates deal; or

   1.3. solicit for employment, attempt to employ or assist any other entity in employing or soliciting for employment any employee or executive who is at that time employed by Shelron or its affiliates.

2. Confidential Information. During and after Consultant's work for Shelron, Consultant and/or the Key Person will not use or disclose or allow anyone else to use or disclose any "Confidential Information" (as defined below) relating to Shelron, its research, products, or technology, except as may be necessary in the performance of Consultant's work for Shelron or as may be authorized in advance by the Board of Directors of Shelron. "**Confidential Information**" includes, marketing plans, product plans, business strategies, financial information, forecasts, personnel information, customer lists, trade secrets, any other non-public technical or business information, third party information made available to Consultant, joint research agreements or agreements entered into by Shelron, whether in writing or given to Consultant orally, which Consultant and/or the Key Person knows or has reason to know Shelron would like to treat as confidential for any purpose. Consultant and/or the Key Person will keep Confidential Information secret and will not allow any unauthorized use of the same whether or not any document containing it is marked as confidential. These restrictions, however, will not apply to Confidential Information that (a) has become known to the public generally through no fault or breach of Consultant, (b) Shelron regularly gives to third parties without restriction on use or disclosure, (c) is required to be disclosed by order of court or any governmental agency (provided that Consultant has given Shelron notice of the demand and an opportunity to restrict such disclosure).

3. Inventions. The Consultant and Key Person will promptly disclose to Shelron all processes, trademarks, inventions, improvements, discoveries, copyrightable work (whether published or unpublished) and other information related to the business of Shelron (collectively, "**Inventions**") conceived, developed or acquired by the Consultant and/or Key Person alone or with others during the Consulting Period, whether or not conceived during regular working hours or through the use of Shelron time, material or facilities or otherwise. All such Inventions shall be the sole and exclusive property of Shelron and, upon request, the Consultant and/or Key Person shall assist Shelron in obtaining a patent or patents or copyright(s), as the case may be.

4. Restrictions on Scope of Agreement. If any of the restrictions set forth herein are adjudged by a court of competent jurisdiction to be void or unenforceable for whatever reason, but would be valid if part of the wording thereof were deleted, or the period thereof reduced or the area dealt with thereby reduced in scope, the restrictions contained in this Exhibit B shall apply, at the election of Shelron, with such modifications as may be necessary to make them valid, effective and enforceable in the particular jurisdiction in which such restrictions are adjudged to be void or unenforceable.